EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 19, 2004, except for Note 12, as to which the date is March 29, 2004, relating to the consolidated financial statements of Zonagen, Inc., as of December 31, 2003 and for the year then ended, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
December 17, 2004